AGREEMENT IN PRINCIPLE

                 As of May 1, 1996


Trans World Entertainment Corporation
38 Corporate Circle
Albany, New York  12203
Attn: Robert Higgins, Chairman and
      Chief Executive Officer

Record Town, Inc.
38 Corporate Circle
Albany, New York  12203
Attn: Robert Higgins, President

           Re:  Debt Restructuring Agreement

Gentlemen:

    Reference is hereby made to (i) the separate Amended and Restated Revolving Credit Agreements (as amended to the date hereof, collectively, the "Credit Agreement"), each dated as of June 29, 1995, between Trans World Entertainment Corporation (formerly Trans World Music Corp., the "Company") and, respectively, each of the Banks named on the signature pages hereto (collectively, the "Banks"), (ii) the Variable Rate Senior Notes due July 31, 1996 (as amended to the date hereof, the "1995 Notes") issued by the Company pursuant to the Amended and Restated Note Agreement (as amended to the date hereof, the "1995 Note Agreement"), dated as of June 29, 1995, among the Company, its wholly-owned subsidiary, Record Town, Inc. ("Record Town"),
Hartford Life Insurance Company ("Hartford Life"), Hartford Accident and Indemnity Company ("Hartford Accident"), The Equitable Life Assurance Society of the United States ("Equitable Life"), Equitable Variable Life Insurance Company ("Equitable Variable"), Massachusetts Mutual Life Insurance Company ("Mass Mutual"), and Phoenix American Life Insurance Company ("Phoenix") (Hartford Life, Equitable Life, Equitable Variable, Phoenix and Oaktree Capital Management, LLC (the assignee of Hartford Accident and Mass Mutual) are referred to herein, collectively, as the "1995 Noteholders"), and (iii) the Variable Rate Senior Notes due July 31, 1996 (as amended to the date hereof, the "Aetna Notes") issued by the Company pursuant to the Amended and Restated Note Agreement (as amended to the date hereof, the "Aetna Note Agreement"), dated as of June 29, 1995, between the Company and Aetna Life Insurance Company ("Aetna"). The 1995 Noteholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated (as successor in interest to Aetna) are referred to herein, individually, as a "Noteholder", and collectively, as the
"Noteholders." The 1995 Note Agreement and the Aetna Note Agreement are referred to herein, collectively, as the "Note Agreement."

    This is to confirm that each of the Banks and each of the Noteholders have agreed in principle to amend or restate, as appropriate, the Credit Agreement, the Notes, and the Note Agreement in accordance with the primary terms set forth in the Terms for Restructuring of Notes and Bank Liens of Trans World Entertainment Corporation, attached hereto as Exhibit A (the "Term Sheet").

    The agreement of the Banks and the Noteholders to consummate the restructuring contemplated by the Term Sheet (the "Proposed Restructuring") is expressly conditioned upon the following:

     (i) the preparation, execution and delivery of documents in form, scope and substance satisfactory to the Banks, the Noteholders and their respective special counsel;

     (ii) the payment by the Company of all fees and expenses (including, without limitation, all legal fees and expenses and full replenishment of any reserves in connection therewith) incurred by the Banks and the Noteholders in connection with the negotiation, preparation, structuring and documentation of the Proposed Restructuring whether or not the Proposed Restructuring is consummated;

     (iii) the receipt of evidence of the corporate power, authority and authorization of the parties hereto to enter into the agreements and instruments evidencing the Proposed Restructuring;

     (iv) the receipt by the Banks and the Noteholders of a satisfactory opinion of counsel to the Company and Record Town with respect to customary matters as the Banks and the Noteholders may reasonably request;

     (v) the absence of any Defaults or Events of Default (as each are defined under the Credit Agreement or the Note Agreement, as the case may
    be) other than those that are, and continue to be, waived pursuant to the terms of the current waiver agreements among the Company, Record Town, the Banks and the Noteholders; and

     (vi)  the  delivery  by   the   Company   of   all   customary   closing
    representations and warranties, and continued compliance with covenants as modified herein.

    The Company and Record Town hereby acknowledge that this agreement in principle has been executed by each of the Banks and the Noteholders in reliance upon information furnished by the Company which is hereby certified to be true and correct. In the event of a material misrepresentation or omission regarding such information, in addition to any other rights the Banks and the Noteholders may have, the Banks and the Noteholders shall have the right to terminate this agreement in principle.

    The delivery of this letter shall not constitute a waiver of any right, power or remedy of the Banks under the Credit Agreement, or of the Noteholders under the Notes or the Note Purchase Agreement. Until amended in a writing signed by the necessary parties thereto, the Credit Agreement, the Notes and the Note Purchase Agreement shall remain in full force and effect and are hereby ratified and confirmed.

    This agreement in principle shall terminate if the Proposed Restructuring has not closed on or prior to May 31, 1996. Any termination of this agreement in principle shall not impair the effectiveness of the Credit Agreement, the Notes or the Note Purchase Agreement, it being the intention of the parties hereto that such agreements remain in full force and effect in all respects under such circumstances.

    This Agreement may be executed in a number of identical counterparts and by the various parties upon separate counterparts. Each counterpart (or set of counterparts) which contains the signatures of each party shall be deemed an original, but all such counterparts shall constitute collectively, one agreement. No party to this agreement shall be bound until a counterpart of this Agreement shall have been executed by the Company, Record Town, each of the Banks and each of the Noteholders.

                  Very truly yours,

                  Merrill Lynch, Pierce, Fenner &
                  Smith Incorporated

                  By:        /s/Thomas Hudson
                  Name:         Thomas Hudson
                  Title:        Vice President


                  Hartford Life Insurance Company

                  By:        /s/Joseph H. Gareau
                  Name:         Joseph H. Gareau
                  Title:        Executive Vice President


                  The Equitable Life Assurance Society
                  of the United States

                  By:        /s/Katlin Kutasi
                  Name:         Katlin Kutasi
                  Title:        Managing Director


                  Equitable Variable Life Insurance Company

                  By:        /s/Sheryl Rothman
                  Name:         Sheryl Rothman
                  Title:        Investment Officer


                  Phoenix American Life Insurance Company

                  By:        /s/Michael E. Haylon
                  Name:         Michael E. Haylon
                  Title:        Vice President


                  Oaktree Capital Management, LLC
                  as agent and on behalf of
                  certain funds and accounts

                  By:        /s/Matthew Barrett
                  Name:         Matthew Barrett
                  Title:        Managing Director


                  Chemical Bank

                  By:        /s/Ann Kurinskas
                  Name:         Ann Kurinskas
                  Title:        Vice President


                  Chase Manhattan Bank, N.A.

                  By:        /s/Roger Odell
                  Name:         Roger Odell
                  Title:        Vice President


                  NBD Bank, N.A.

                  By:        /s/Andrew Arton
                  Name:         Andrew Arton
                  Title:        2nd Vice President


                  NatWest Bank N.A.

                  By:        /s/James Gallagher
                  Name:         James Gallagher
                  Title:        Vice President

Agreed and Accepted:

Trans World Entertainment Corporation

By:        /s/Robert J. Higgins
    Name:     Robert J. Higgins
    Title:    Chairman & CEO


Record Town, Inc.

By:        /s/Robert J. Higgins
    Name:     Robert J. Higgins
    Title:    President